Exhibit 3.178

Articles of Incorporation	Filing fee: Receipt
(PURSUANT TO NRS 78)	Recepit #:
STATE OF NEVADA

STATE OF NEVADA
Secretary of State

(For filing office use)

— IMPORTANT: Read instructions on reverse side before completing this form.
TYPE OR PRINT (BLACK INK ONLY)

1.   NAME OF CORPORATION:               Jot, Inc

2.   RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent-        Griffin Corporate Services, Attn: Janice C. George

Street Address-              1325 Airmotive Way,        #130,      Reno,       NV       89502

Street No.                                  Street Name               City               Zip

3.   SHARES: (number of shares the corporation is authorized to issue)

Number of shares with par value:   100   Par value:   01   Number of shares without par value:  N/A

4.     GOVERNING BOARD: shall be styled as (check one):  ☒ Directors    ☐  Trustees

The FIRST BOARD OF DIRECTORS shall consist of  3  members and the names and addresses are as follows:

Richard N. Garman, Denise Lewis &	1325 Airmotive Way, #130
Name	Address	City/State/Zip

Edward T. Haslam	Reno, NV	89502
Name	Address	City/State/Zip

Name	Address	City/State/Zip

5.   Purpose (optional- see reverse side): The purpose of the corporation shall be:

  N/A

6. PERSONAL LIABILITY (pursuant to NRS 78.037): Check one:  ☐  Accept  ☒  Decline (if you chose accept sec 6(a))

6. (a) If you chose accept, please check one:      ☒    Limiting          ☐      Eliminating____

7. OTHER MATTERS: Any other matters to be included in these articles may be noted on separate pages and incorporated by reference herein as a part of these articles: Number of pages attached

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signatures must be notarized)

Janice C. George
Name (print)		Name (print)

Airmotive Way, #130, Reno, NV 89502
Address	City/State/Zip	Address	City/State/Zip

/s/ Janice C. George
Signature		Signature

Subscribed and sworn to before me this 21st day of July 1997

/s/ Patricia E. Wise
Notary Public

CERTIFACTE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

Janice C. George, on behalf of Griffin Corporate Services, hereby accept appointment as Resident Agent for the above names corporation.

/s/ Janice C. George	7/21/97
Signature of Resident Agent	Date